UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 16, 2004

(Date of earliest event reported)

E Med Future, Inc.

(Exact name of registrant as specified in its charter)

Nevada	033-55254-36	87-0485314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

794 Morrison Road, Suite 911 Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(877) 855-1319

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2004, E Med Future, Inc. (“E Med”) entered into a License and Distribution Agreement (the “License Agreement”) with ITDevelopment Solutions, Inc., a Florida corporation (“ITDevelopment”), granting ITDevelopment the exclusive license and right to manufacture, distribute and sell E Med’s primary product, the Needlezap® medical device, in Pakistan and the United Arab Emirates.

In connection with the License Agreement, E Med entered into a Consulting and Subscription Agreement (the “Consulting Agreement”) with Patrick Downs, President of ITDevelopment, in which Mr. Downs agreed to perform consulting services as an independent contractor for E Med and a subsidiary of E Med over a two period following the date of the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, E Med engaged Mr. Downs to render advice and assistance with respect to development of a manufacturing facility for the Needlezap medical device in Pakistan. The Consulting Agreement provides for the issuance to Mr. Downs of two million shares of E Med’s common stock as full compensation for Mr. Down’s services.

The License Agreement and Consulting Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements, and Exhibits.

(c)	Exhibits:

10.1	License and Distribution Agreement by and among E Med Future, Inc. and ITDevelopment Solutions, Inc., dated September 16, 2004

10.2	Consulting and Subscription Agreement by and between E Med Future, Inc. and Patrick Downs, dated September 16, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E MED FUTURE, INC.

By:	/s/ D. Dane Donohue
D. Dane Donohue, Executive Vice President

Date: September 20, 2004

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EXHIBIT INDEX

Exhibit Number	Description
10.1	License and Distribution Agreement by and among E Med Future, Inc. and ITDevelopment Solutions, Inc., dated September 16, 2004

10.2	Consulting and Subscription Agreement by and between E Med Future, Inc. and Patrick Downs, dated September 16, 2004